Exhibit 4.1

TWELFTH SUPPLEMENTAL INDENTURE

TWELFTH SUPPLEMENTAL INDENTURE (this “Twelfth Supplemental Indenture”), dated as of June 13, 2019, among L3 Technologies, Inc. (formerly known as L-3 Communications Corporation) (or its permitted successor), a Delaware corporation (the “Company”), each direct or indirect subsidiary of the Company signatory hereto (each, a “Guaranteeing Subsidiary”, and collectively, the “Guaranteeing Subsidiaries”), and The Bank of New York Mellon Trust Company, N.A., as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company and the Guaranteeing Subsidiaries party thereto have heretofore executed and delivered to the Trustee (1) an indenture dated May 21, 2010 (the “Base Indenture”), (2) a first supplemental indenture dated as of May 21, 2010 (the “First Supplemental Indenture”), providing for the issuance of $800,000,000 4.750% Senior Notes due 2020, (3) a second supplemental indenture dated as of February 7, 2011 (the “Second Supplemental Indenture”), providing for the issuance of $650,000,000 4.95% Senior Notes due 2021 (the “2021 Notes”), (4) a third supplemental indenture dated as of November 22, 2011 (the “Third Supplemental Indenture”), providing for the issuance of $500,000,000 3.95% Senior Notes due 2016, (5) a fourth supplemental indenture dated as of February 3, 2012 (the “Fourth Supplemental Indenture”), providing for the accession of certain Guaranteeing Subsidiaries, (6) a fifth supplemental indenture dated as of May 28, 2014 (the “Fifth Supplemental Indenture”), providing for the issuance of $350,000,000 1.50% Senior Notes due 2017 and the issuance of $650,000,000 3.95% Senior Notes due 2024 (the “2024 Notes”), (7) a sixth supplemental indenture dated as of June 21, 2016 (the “Sixth Supplemental Indenture”), (8) a seventh supplemental indenture dated as of October 31, 2016 (the “Seventh Supplemental Indenture”), (9) an eighth supplemental indenture dated as of December 5, 2016 (the “Eighth Supplemental Indenture”), providing for the issuance of $550,000,000 3.85% Senior Notes due 2026 (the “2026 Notes”), (10) a ninth supplemental indenture dated as of March 29, 2018 (the “Ninth Supplemental Indenture”), (11) a tenth supplemental indenture dated as of June 6, 2018 (the “Tenth Supplemental Indenture”), providing for the issuance of $800,000,000 3.85% Senior Notes due 2023 (the “2023 Notes”) and the issuance of $1,000,000,000 4.40% Senior Notes due 2028 (the “2028 Notes”, together with the 2021 Notes, the 2024 Notes, the 2026 Notes and the 2023 Notes, collectively, the “Notes”) and (12) an eleventh supplemental indenture dated as of September 27, 2018 (the “Eleventh Supplemental Indenture” together with the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture, the Ninth Supplemental Indenture and the Tenth Supplemental Indenture and the Base Indenture, collectively, the “Indenture”), providing for the accession of certain Guaranteeing Subsidiaries.

WHEREAS, $650,000,000 aggregate principal amount of the 2021 Notes is currently outstanding;

WHEREAS, $800,000,000 aggregate principal amount of the 2023 Notes is currently outstanding;

WHEREAS, $350,000,000 aggregate principal amount of the 2024 Notes is currently outstanding;

WHEREAS, $550,000,000 aggregate principal amount of the 2026 Notes is currently outstanding;

WHEREAS, $1,000,000,000 aggregate principal amount of the 2028 Notes is currently outstanding;

WHEREAS, Section 9.2 of the Indenture provides that, with the written consent of the Holders (as defined in the Indenture), with respect to a series of the Notes, of at least a majority in principal amount of the then outstanding Notes of such series (including, without limitation, consents obtained in connection with an exchange offer for the Notes), the Company, the Guaranteeing Subsidiaries and the Trustee may enter into a supplemental indenture to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of each such series of Notes;

WHEREAS, the Company desires and has requested the Trustee to join with it and the Guaranteeing Subsidiaries in entering into this Twelfth Supplemental Indenture for the purpose of amending the Indenture and the Notes in certain respects as permitted by Section 9.2 of the Indenture;

WHEREAS, the Company has been soliciting consents to this Twelfth Supplemental Indenture upon the terms and subject to the conditions set forth in the Offering Memorandum and Consent Solicitation Statement (herein so called) dated May 30, 2019 (which, including any amendments, modifications or supplements thereto, governs the “Consent Solicitations” for the Notes); and

WHEREAS, (1) the Company has received the consent of the Holders of at least a majority in principal amount of the outstanding Notes of each series, all as certified by an Officer’s Certificate (as defined in the Indenture) delivered to the Trustee simultaneously with the execution and delivery of this Twelfth Supplemental Indenture, (2) the Company has delivered to the Trustee simultaneously with the execution and delivery of this Twelfth Supplemental Indenture Opinions of Counsel (as defined in the Indenture) relating to this Twelfth Supplemental Indenture as contemplated by Section 12.4 of the Indenture and (3) the Company has satisfied all other conditions required under Article IX of the Indenture to enable the Company and the Trustee to enter into this Twelfth Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

ARTICLE I

AMENDMENTS TO BASE INDENTURE, SUPPLEMENTAL INDENTURES AND NOTES

Section 1.1 Amendments to Articles 4, 6 and 10 of the Base Indenture. The Base Indenture is hereby amended by deleting the following Articles, Sections or clauses of the Base Indenture and all references and definitions related thereto in their entirety:

Section 4.4 (SEC Reports);
Section 4.8 (Corporate Existence);
Section 4.9 (Sale and Leaseback Transactions);
Section 4.10 (Liens);
Section 4.11 (Future Subsidiary Guarantees);
Sections 6.1(d) through 6.1(g) (Events of Default);
Article X (Guarantees).

Section 1.2 Amendment to Second Supplemental Indenture. The Second Supplemental Indenture is hereby amended by deleting the following Section of the Second Supplemental Indenture and all references and definitions related thereto in their entirety:

Section 1.05 (Offer to Repurchase Upon Change of Control Triggering Event).

Section 1.3 Amendments to Fifth, Eighth and Tenth Supplemental Indentures. The Fifth Supplemental Indenture, the Eighth Supplemental Indenture and the Tenth Supplemental Indenture are each hereby amended by deleting the following Section of the Fifth Supplemental Indenture, the Eighth Supplemental Indenture and the Tenth Supplemental Indenture, respectively, and all references and definitions related thereto in their entirety:

Section 1.06 (Offer to Repurchase Upon Change of Control Triggering Event).

Section 1.4 Amendments to Notes. The Notes are hereby amended to delete all provisions inconsistent with the amendments to the Indenture effected by this Twelfth Supplemental Indenture.

ARTICLE II

MISCELLANEOUS PROVISIONS

Section 2.1 Defined Terms. For all purposes of this Twelfth Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, terms used in capitalized form in this Twelfth Supplemental Indenture and defined in the Indenture have the meanings specified in the Indenture.

Section 2.2 Trustee Matters. The recitals in this Twelfth Supplemental Indenture are made by the Company only and not by the Trustee and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Twelfth Supplemental Indenture. All of the provisions contained in the Base Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the Notes and of this Twelfth Supplemental Indenture as fully and with like effect as if set forth herein in full.

Section 2.3 Ratification. The Base Indenture (as amended or supplemented) is in all respects ratified and confirmed, and, with respect to the Notes, the Base Indenture (as amended or supplemented) and this Twelfth Supplemental Indenture shall be read, taken and construed as one and the same instrument; provided that in case of conflict between this Twelfth Supplemental Indenture and the Base Indenture (as amended or supplemented), this Twelfth Supplemental Indenture shall control. This Twelfth Supplemental Indenture shall apply only to the Notes, and not to any other series of securities that have been or, except as provided in the terms thereof, may be issued under the Base Indenture (as amended or supplemented).

Section 2.4 Counterpart Originals. This Twelfth Supplemental Indenture may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument.

Section 2.5 Performance by DTC, Euroclear or Cede & Co. Neither the Company nor the Trustee shall have any responsibility for the performance of DTC, Euroclear or Cede & Co., or any of their participants, direct or indirect, of their respective obligations under the rules and procedures governing their operations.

Section 2.6 Effect of Headings. The Article and Section headings herein have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

Section 2.7 Governing Law. This Twelfth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 2.8 Provisions for the Sole Benefit of Parties and Holders. Nothing in the Base Indenture, as supplemented, amended and modified by this Twelfth Supplemental Indenture, or in the Notes, expressed or implied, is intended or shall be construed to confer upon, or to give or grant to, any person or entity, other than the Company, the Trustee, the Paying Agent and the registered owners of the Notes, any legal or equitable right, remedy or claim under or by reason of the Indenture or any covenant, condition or stipulation hereof, and all covenants, stipulations, promises and agreements in the Indenture contained by and on behalf of the Company shall be for the sole and exclusive benefit of the Company, the Trustee, the Paying Agent and the registered owners of the Notes.

Section 2.9 Effectiveness. The provisions of this Twelfth Supplemental Indenture shall be effective only upon execution and delivery of this instrument by the parties hereto. Notwithstanding the foregoing sentence, the provisions of this Twelfth Supplemental Indenture shall become operative only upon the Settlement Date of the Consent Solicitations and the related Exchange Offers (as defined in the Offering Memorandum and Consent Solicitation Statement), with the result that the amendments to the Indenture effected by this Twelfth Supplemental Indenture shall be deemed to be revoked retroactive to the date hereof if such closing shall not occur. For the avoidance of doubt, the removal of Article X (Guarantees) will only become effective upon the defeasance or the release of all guarantees by the Guaranteeing Subsidiaries under all of the outstanding Indebtedness of the Company (other than the Securities) pursuant to Section 10.4 of the Base Indenture on or before the Settlement Date. The Company shall notify the Trustee promptly after the occurrence of such closing or promptly after the Company shall determine that such closing will not occur.

Section 2.10 Endorsement and Change of Form of Notes. Any Notes authenticated and delivered after the close of business on the date that this Twelfth Supplemental Indenture becomes operative in substitution for Notes then outstanding and all Notes presented or delivered to the Trustee on and after that date for such purpose shall be stamped, imprinted or otherwise legended by the Company, with a notation as follows:

“Effective as of June 13, 2019, certain restrictive covenants of the Company and certain Events of Default have been eliminated or limited, as provided in the Twelfth Supplemental Indenture, dated as of June 13, 2019. Reference is hereby made to such Twelfth Supplemental Indenture, copies of which are on file with the Trustee, for a description of the amendments made therein.”

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IN WITNESS WHEREOF, the parties hereto have caused this Twelfth Supplemental Indenture to be duly executed, all as of the date first written above.

Dated: June 13, 2019

L3 TECHNOLOGIES, INC.

By:	/s/ James P. Blair Jr.
Name:	James P. Blair Jr.
Title:	Vice President and Treasurer

Aerosim Academy, Inc., a Florida corporation
Aerosim Technologies, Inc., a Minnesota corporation
Applied Defense Solutions, Inc., a Delaware limited liability company
ASV Global, L.L.C., a Louisiana limited liability company
Autonomous Surface Vehicles, LLC, a Louisiana limited liability company
Aviation Communication & Surveillance Systems, LLC, a Delaware limited liability company
Azimuth Security, LLC, a Florida limited liability company
Electrodynamics, Inc., an Arizona corporation
Flight Training Acquisitions LLC, a Delaware limited liability company
ForceX, Inc., a Tennessee corporation
Interstate Electronics Corporation, a California corporation
L3 Adaptive Methods, Inc., a Delaware corporation
L-3 Afghanistan, LLC, Inc., a Delaware limited liability company
L3 Applied Technologies, Inc., a Delaware corporation
L3 Aviation Products, Inc., a Delaware corporation
L-3 Centaur, LLC, a Delaware limited liability company
L3 Chesapeake Sciences Corporation, a Maryland corporation
L3 Cincinnati Electronics Corporation, an Ohio corporation
L-3 Communications AIS GP Corporation, a Delaware corporation
L-3 Communications Flight Capital LLC, a Delaware limited liability company
L-3 Communications Integrated Systems L.P., a Delaware limited partnership
L-3 Communications Investments Inc., a Delaware corporation
L-3 Domestic Holdings, Inc., a Delaware corporation
L3 Doss Aviation, Inc., a Texas corporation
L3 Electron Devices, Inc., a Delaware corporation
L3 ESSCO, Inc., a Delaware corporation
L3 Foreign Holdings, Inc., a Delaware corporation
L3 Fuzing and Ordnance Systems, Inc., a Delaware corporation
L3 Investments, LLC, a Delaware limited liability company
L3 Kigre, Inc., an Ohio corporation
L3 Latitude, LLC, an Arizona limited liability company
L3 MariPro, Inc., a California corporation
L3 Oceanserver, Inc., a Massachusetts corporation
L3 Open Water Power, Inc., a Delaware corporation

Signature Page to Twelfth Supplemental Indenture

L3 Security & Detection Systems, Inc., a Delaware corporation
L3 Unidyne, Inc., a Delaware corporation
L3 Unmanned Systems, Inc., a Texas corporation
L3 Westwood Corporation, a Nevada corporation
Linchpin Labs Inc., a Delaware corporation
Mustang Technology Group, L.P., a Texas limited partnership
Power Paragon, Inc., a Delaware corporation
SPD Electrical Systems, Inc., a Delaware corporation
Wescam USA, Inc., a Florida corporation

As Guaranteeing Subsidiaries

By:	/s/ James P. Blair Jr.
Name:	James P. Blair Jr.
Title:	Vice President and Treasurer

AVIATION COMMUNICATION & SURVEILLANCE SYSTEMS, LLC, a Delaware limited liability company

As a Guaranteeing Subsidiary

By:	/s/ Giacomo Mayer
Name:	Name: Giacomo Mayer
Title:	Vice President Contracts

L3 COMMUNICATIONS INTEGRATED SYSTEMS L.P., a Delaware limited partnership

By: L-3 COMMUNICATIONS AIS GP CORPORATION, as General Partner

By:	/s/ James P. Blair Jr.
Name:	James P. Blair Jr.
Title:	Vice President and Treasurer

MUSTANG TECHNOLOGY GROUP L.P., a Texas limited partnership

By: L-3 TECHNOLOGIES, INC., as General Partner

By:	/s/ James P. Blair Jr.
Name:	James P. Blair Jr.
Title:	Vice President and Treasurer

Signature Page to Twelfth Supplemental Indenture

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., AS TRUSTEE

By:	/s/ Lawrence M. Kusch
Name:	Lawrence M. Kusch
Title:	Vice President

Signature Page to Twelfth Supplemental Indenture